SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549-1004

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 26, 2000

                                   GENUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     CALIFORNIA                          0-17139                94-2790804
(STATE OR OTHER JURISDICTION OF   [COMMISSION FILE NUMBER]    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                                   ID NUMBER)



                                 1139 KARLSTAD DRIVE
                                 SUNNYVALE, CA  94089
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (408) 747-7120
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM  5.  OTHER  EVENTS
     On September 26, 2000, Genus, Inc. issued a press release announcing that the Board of Directors of Genus, Inc. had approved the adoption of a Preferred Stock Rights Agreement. The press release is attached as Exhibit 99.2 to this Form 8-K.
ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS


     (c)     Exhibits.


EXHIBIT
NUMBER                          DESCRIPTION
-----------------------------------------------------------------
99.2        Genus, Inc. Press Release issued September 26, 2000.



                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GENUS,  INC.
                                              (Registrant)


Date:  September  26,  2000

                                               By:     /s/  Kenneth  Schwanda
                                                       ----------------------
                                                       Kenneth  Schwanda
                                                       Chief  Financial  Officer

EXHIBIT  INDEX


EXHIBIT
NUMBER                       DESCRIPTION
-------
99.2     Genus, Inc. Press Release, issued September 26, 2000

COMPANY  CONTACT:                          EDITORIAL  CONTACT:
Debra  Scott                               Steve  Farnsworth
Genus,  Inc.                               Positio
Tel:  (408) 747-7120 Ext. 1407             Tel:  (650) 815-1006 Ext.103
Fax:  (408)  747-7199                      Fax:  (650)  815-1095


FOR  IMMEDIATE  RELEASE:

                 GENUS ADOPTS AMENDED SHAREHOLDERS' RIGHTS PLAN

SUNNYVALE, Calif., September 26, 2000 -- Genus, Inc. (Nasdaq: GGNS) announced today that its board of directors has updated its previous Common Shares Purchase Rights Plan with a Preferred Shares Purchase Rights Plan. As with the original plan, the amended plan is designed to protect Genus shareholders from coercive or unfair takeover tactics in the event of an unsolicited attempt to form a business combination. The plan is similar to plans adopted by many public companies. Genus management added that it is not aware of any takeover proposals at this time.

Under the plan, Genus will issue a dividend of one right for each share of common stock of Genus held by shareholders of record as of the close of business on October 13, 2000. These rights will initially trade with shares of Genus Common Stock and will not be immediately exercisable.

The rights will become exercisable ten business days after a person or group announces acquisition of 15% or more of Genus' outstanding Common Stock or ten business days after the commencement of a tender offer that would result in ownership of 15% or more of Genus' Common Stock, if such action is taken without the approval of the board of directors of Genus. If exercised, the rights would significantly dilute the Genus holdings of the would-be acquiror by allowing all shareholders, except the acquiror, to purchase shares of Genus at a price equal to one-half of the then-current trading price. The terms of the rights agreement may be amended by the board of directors at any time prior to the date on which the rights become exercisable. Further details of the plan will be mailed to stockholders following the record date.
                                      # # #

AboutGenus
----------
Founded in 1982, Genus, Inc., designs, manufactures and markets capital equipment and deposition processes for advanced semiconductor manufacturing.
The company's thin film deposition products are used worldwide to produce integrated circuits for the data processing, communications, medical, military, transportation and consumer electronics industries. Genus' customers include semiconductor manufacturers located throughout the United States, Europe and the Pacific Rim including Korea, Japan and Taiwan. Genus is headquartered in
Sunnyvale, California. For additional company, product and financial information, visit Genus' web site at www.genus.com.